Exhibit 10.3

FORM OF DIRECTOR RESTRICTED STOCK GRANT AGREEMENT

DIRECTOR RESTRICTED STOCK GRANT AGREEMENT
PURSUANT TO THE SEACOR MARINE HOLDINGS INC.
2020 EQUITY INCENTIVE PLAN

THIS DIRECTOR RESTRICTED STOCK GRANT AGREEMENT (this “Agreement”), dated as of [__________], is between SEACOR Marine Holdings Inc., a Delaware corporation (the “Company”), and [__________] (the “Grantee”).

W I T N E S S E T H :

WHEREAS, the Grantee is a non-employee director of the Company; and

WHEREAS, the Company desires to issue and grant to the Grantee, and the Grantee desires to accept, Shares, upon the terms and subject to the conditions herein set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Grant of Restricted Stock.  The Company hereby grants to the Grantee a total of [__________] restricted Shares (the “Restricted Stock”). Except as otherwise provided herein including, without limitation, the provisions of Paragraph 4 hereof, the Grantee shall have with respect to the Restricted Stock all of the rights of a holder of Shares, including the right to receive dividends, if paid, and the right to vote the Shares, provided, however, that, prior to the record date for any dividend, the Committee shall determine, in its sole discretion, whether (i) the Grantee shall immediately receive the dividend on the Restricted Stock on the payment date, notwithstanding the vesting date of the underlying Restricted Stock as set forth in Paragraph 2 below or (ii) the amount of the dividend otherwise payable on the Restricted Stock shall be held in escrow from and after the dividend payment date until the Restricted Stock vests, at which time the amount of the dividend shall be paid to the Grantee. Unless otherwise directed by the Committee, the Restricted Stock shall be held in book entry form with appropriate restrictions relating to the transfer of such Shares.

2.Vesting.

Subject to the terms and conditions set forth herein, including, without limitation, the provisions of Paragraph 5 hereof, beneficial ownership without the restrictions set forth in Paragraph 1 hereof (“Beneficial Ownership”) of the Restricted Stock shall vest in the Grantee on [__________] (such date, the “Vesting Date”); provided, however, that, if any scheduled Vesting Date occurs during a trading “blackout” period with respect to the Grantee (a “Blackout Period”), then the Restricted Stock otherwise ordinarily scheduled to vest on such Vesting Date shall instead vest on the earlier of (a) the first day following the termination of the applicable Blackout Period, or (b) December 31 of the year in which the Vesting Date was originally scheduled to occur:

Notwithstanding the foregoing, Beneficial Ownership of all of the aforementioned shares of Restricted Stock shall vest immediately, without any action on the part of the Company (or its successor as applicable) or the Grantee if, prior to a Forfeiture (as defined below) by the Grantee pursuant to Paragraph 4 hereof, any of the following events occur:

(i)	the death of the Grantee; and
(ii)	the Grantee’s formal retirement from service with the Company under acceptable circumstances as determined by the Committee in its sole discretion.

3.Non-Transferability of Restricted Stock.  Except as expressly provided in Paragraph 2 hereof, prior to the applicable date on which Restricted Stock vests hereunder, no unvested Restricted Stock (nor any interest therein) may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of any unvested Restricted Stock contrary to the provisions hereof shall be null and void and without effect. Notwithstanding the foregoing, unvested Restricted Stock may be transferred by the Grantee solely to the Grantee’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons.

4.Forfeiture.

A.Except upon occurrence of the events set forth in Paragraphs 2 hereof, or as otherwise provided pursuant to Paragraph 5 hereof, or as otherwise provided by the Committee, upon termination of the Grantee’s service with the Company prior to vesting of Beneficial Ownership in all of the Restricted Stock, and notwithstanding the provisions of Paragraph 2 hereof, Beneficial Ownership of the remaining unvested Restricted Stock shall not vest in the Grantee and all such unvested Restricted Stock shall immediately thereupon be forfeited by the Grantee to the Company (a “Forfeiture”) without any consideration therefor.

B.From and after the occurrence of such Forfeiture, and notwithstanding any provision herein to the contrary including, without limitation, the provisions of Paragraph 1 hereof, the Grantee shall have no rights to or interests in any of the forfeited Restricted Stock.

5.Adjustment Provisions; Change of Control

A.The Restricted Stock shall be subject to adjustment as provided in Section 4(b) of the Plan.

B.The Restricted Stock shall be subject to Section 12 of the Plan upon and following a Change of Control.

6.Representations and Warranties of Grantee.  The Grantee hereby represents and warrants to the Company as follows:

A.The Grantee has the legal right and capacity to enter into this Agreement and fully understands the terms and conditions of this Agreement.

B.The Grantee is acquiring the Restricted Stock for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”).

C.If any Restricted Stock shall be registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) of any Shares acquired hereunder shall be made by the Grantee (or any other person) under such circumstances that he or she (or such person) may be deemed an underwriter, as defined in the Securities Act.

D.The Grantee understands and agrees that none of the Restricted Stock may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws, and then only in accordance with the SEACOR Marine Holdings Inc. Insider Trading and Tipping Procedures and Guidelines (the “Insider Trading Policy”). The Grantee further understands that the Company has no obligation to cause or to refrain from causing the resale of any of the Restricted Stock or any other Shares or shares of its capital stock to be registered under the Securities Act or to comply with any exemption under the Securities Act which would permit the shares of the Restricted Stock to be sold or otherwise transferred by the Grantee. The Grantee further understands that, without approval in writing pursuant to the Insider Trading Policy, no trade may be executed in any interest or position relating to the future price of Company securities, such as a put option, call option, or short sale (which prohibition includes, among other things, establishing any “collar” or other mechanism for the purpose of establishing a price).

E.Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Shares hereunder or make any other distribution of benefits under hereunder unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act), and the applicable requirements of any securities exchange or similar entity.

7.Notices.  Any notice required or permitted hereunder shall be deemed given, if to the Grantee, when delivered (a) by a nationally recognized overnight delivery service (receipt requested), (b) by e-mail or other electronic means, or (c) by certified or registered mail, return receipt requested, postage prepaid, at such address as the Company shall maintain for the Grantee in its personnel records or such other address as he or she may designate in writing to the Company. Grantee will promptly notify the Company in writing upon any change in Grantee’s mailing address or e-mail address. Any notice required or permitted hereunder shall be deemed given, if to the Company, when delivered by certified or registered mail, return receipt requested, postage prepaid, to the Company, at 12121 Wickchester Lane, Suite 500, Houston, TX, 77079, Attention: General Counsel or such other address as the Company may designate in writing to the Grantee.

8.Withholding.  Grantee acknowledges and agrees that Grantee is not an employee of the Company and that, as an independent contractor, Grantee will be required to pay (and the Company will not withhold or remit), and will be solely responsible for, any applicable taxes in connection with the Restricted Stock, unless otherwise determined by the Committee.

9.Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.Amendment and Termination.  Subject to the terms of the Plan, this Agreement may not be amended or terminated unless such amendment or termination is in writing and duly executed by each of the parties hereto.

11.Tenure.  The Grantee’s right to continue to serve the Company or any of its Affiliates as a non-employee director or otherwise, shall not be enlarged or otherwise affected by the award hereunder.

12.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

13.Benefit and Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Grantee, his or her executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

14.Entire Agreement.  This Agreement contains the entire understanding of the parties hereto with respect to the Restricted Stock and supersedes all prior agreements, discussions and understandings with respect to such subject matter.

15.Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles and provisions thereof relating to conflict or choice of laws.

16.Clawback.  The Restricted Stock and the Shares issued upon vesting of the Restricted Stock will be subject to such clawback provisions as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement, or other applicable Company policy.

17. 2020 Equity Incentive Plan Controls.  This Agreement is subject to all terms and provisions of the SEACOR Marine Holdings Inc. 2020 Equity Incentive Plan (and as amended, modified or supplemented from time to time, the “Plan”), which are incorporated herein by reference. In the event of any conflict, the terms and provisions of the Plan shall control over the terms and provisions of this Agreement. All capitalized terms herein shall have the meanings given to such terms by the Plan unless otherwise defined herein or unless the context clearly indicates otherwise.

IN WITNESS WHEREOF, the Company has executed this Agreement on the date and year first above written.

SEACOR MARINE HOLDINGS INC.

___________________________________

[Name]

[Title]

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Restricted Stock Grant Agreement.

GRANTEE

Signature: ______________________________________

Name: ______________________________________

Date: ______________________________________

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